                                                                    EXHIBIT 12.1

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                           (IN THOUSANDS OF DOLLARS)


                      THREE MONTHS                           THREE MONTHS
                         ENDED            YEAR ENDED             ENDED
                      DECEMBER 31,       SEPTEMBER 30,       DECEMBER 31,                   YEAR ENDED SEPTEMBER 30,
                          1994               1994          -----------------   --------------------------------------------------
                       PRO FORMA           PRO FORMA        1994      1993      1994      1993       1992       1991       1990
                    ----------------   -----------------   -------   -------   -------   -------   --------   --------   --------
Income from
  operations
  before provision
  for income
  taxes:..........      $  1,328            $14,662        $   581   $ 3,001   $15,355   $20,491   $ 32,421   $ 30,805   $ 14,006
Add:
 Portion of rents
 representative of
 interest
 factor...........         1,855              6,457          1,855     1,670     6,457     6,437      6,275      4,780      5,628
 Interest on
 Indebtedness
 (Including
 amortization of
 debt discount and
 debt expense)....        17,202             67,867         17,949    17,086    67,174    68,960     71,947     79,655     84,483
                        --------           --------        -------   -------   -------   -------   --------   --------   --------
Earnings..........      $ 20,385            $88,986        $20,385   $21,757   $88,986   $95,888   $110,643   $115,240   $104,117
                    ================   =================   ========  ========  ========  ========  =========  =========  =========
Fixed Charges:
 Portion of rents
 representative of
 the interest
 factor...........      $  1,855            $ 6,457        $ 1,855   $ 1,670   $ 6,457   $ 6,437   $  6,275   $  4,780   $  5,628
 Interest on
 Indebtednesses
 (Including
 amortization of
 debt discount and
 debt expense)....        17,202             67,867         17,949    17,086    67,174    68,960     71,947     79,655     84,483
                        --------           --------        -------   -------   -------   -------   --------   --------   --------
Fixed Charges.....      $ 19,057            $74,324        $19,804   $18,756   $73,631   $75,397   $ 78,222   $ 84,435   $ 90,111
                    ================   =================   ========  ========  ========  ========  =========  =========  =========
Ratio of Earnings
 to Fixed
 Charges..........          1.07x              1.20x          1.03x     1.16x     1.21x     1.27x      1.41x      1.36x      1.16x
                    ================   =================   ========  ========  ========  ========  =========  =========  =========
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